Exhibit 23(a)


                          CONSENT OF INDEPENDENT ACCOUNTANTS
                          ----------------------------------

          We hereby consent to the incorporation by reference in the Prospectus constituting part of this Amendment No. 1 to the Registration Statement on Form S-3 of our report dated January 22, 1996 which appears on page 10 of Minnesota Power's Current Report on Form 8-K, dated February 16, 1996. We also consent to the incorporation by reference in such Prospectus of our report on the Financial Statement Schedule listed in Item 14(a) of Minnesota Power's Annual Report on Form 10-K for the year ended December 31, 1994, which report appears on page 31 of such Annual Report. We also consent to the reference to us under the heading "Experts" in such Prospectus.


          /s/ PRICE WATERHOUSE LLP
          ------------------------
          PRICE WATERHOUSE LLP
          Minneapolis, Minnesota
          March 11, 1996